EXHIBIT 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND MODIFICATION OF PROMISSORY NOTE

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND MODIFICATION OF PROMISSORY NOTE (this “Amendment”) dated to be effective as of DECEMBER 31, 2010 (the “Effective Date”), is by and among THERMO CREDIT, LLC, a Colorado limited liability company (together with its successors and assigns, “Lender”), and TELETOUCH COMMUNICATIONS, INC., a Delaware corporation (“TCI”), TELETOUCH LICENSES, INC., a Delaware corporation (“TLI”), and PROGRESSIVE CONCEPTS, INC., a Texas corporation (“PCI”, collectively with TCI, TLI, and any other Person identified or named from time to time as a “Debtor” under the Loan Documents, jointly and severally “Debtor”).

RECITALS

WHEREAS, Debtor and Lender entered into that certain LOAN AND SECURITY AGREEMENT dated as of APRIL 30, 2008 (as amended, modified, and restated from time to time, the “Agreement”), pursuant to which Lender agreed to make certain credit facilities available to Debtor on the terms and conditions set forth therein; and

WHEREAS, in connection with the Agreement, Debtor executed and delivered to Lender that certain PROMISSORY NOTE dated as of even date with the Agreement, in the original principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (as amended, modified, and restated from time to time, the “Note”); and

WHEREAS, in connection with the Agreement, TCI executed and delivered to Lender that certain DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, ASSIGNMENT OF RENTS, AND FINANCING STATEMENT dated as of even date with the Note, naming Jack Eumont as Trustee and Lender as Beneficiary, recorded under Clerk’s File No. 2008-0026698 of the Official Public Records of Real Property of Smith County, Texas, (“Smith County Deed of Trust”) and covering certain real property situated in Smith County, Texas, as more particularly described on Exhibit “A” to the Smith County Deed of Trust; and

WHEREAS, in connection with the Agreement, PCI executed and delivered to Lender that certain DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, ASSIGNMENT OF RENTS, AND FINANCING STATEMENT dated as of even date with the Note, naming Jack Eumont as Trustee and Lender as Beneficiary, recorded under Clerk’s File No. D208219469 of the Official Public Records of Real Property of Tarrant County, Texas, (as amended, modified, and restated from time to time, the “Tarrant County Deed of Trust” and together with the Smith County Deed of Trust, the “Deed of Trust”) and covering certain real property situated in Tarrant County, Texas, as more particularly described on Exhibit “A” to the Tarrant County Deed of Trust; and

WHEREAS, the parties desire to amend the Agreement and the Note pursuant to the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby, and the term “Third Amendment” shall mean this Amendment.

Amendments to Agreement.

The first sentence of Section 2(c) of the Agreement is hereby amended in its entirety as follows:

Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor an aggregate sum not to exceed at any time the lesser of (i) an amount equal to the Borrowing Base existing at such time or (ii) (A) EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000.00) minus (B) the Reducing Loan Availability at such time (the “Revolving Credit Facility”), on a revolving basis from time to time during the period commencing on the date hereof and continuing until JANUARY 31, 2013, or such other date as may be established by a written instrument between Debtor and Lender from time to time (the “Revolving Credit Maturity Date”).

Section 2(h)(iv) of the Agreement is hereby amended by deleting the “and” following the “;” at the end of Section 2(h)(iv).

Section 2(h)(v) of the Agreement is hereby amended by deleting the “.” At the end of Section 2(h)(v) and substituting “; and” in place thereof.

Section 2(h)(vi) is hereby added to the Agreement as follows:

(vi)           A commitment fee (“Commitment Fee C”) equal to 0.75% of the amount set forth in clause (A) of the first sentence of Section 2(c). Commitment Fee C shall be deemed earned as of the execution of the Third Amendment, but payable on or before JANUARY 31, 2012.

Modification of Note.

Section 4 of the Note is hereby modified in its entirety as follows:

Payment Schedule.  Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment or reimbursement of any reasonable out-of-pocket costs and expenses (other than the outstanding principal balance hereof and interest hereon) of or incurred by Lender for which Debtor shall be obligated to pay or reimburse to Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents, (b) the payment of accrued but unpaid interest thereon, (c) the payment of any unpaid fees for which Debtor shall be entitled pursuant to the provisions of this Note or the other Loan Documents, and (d) the payment of all or any portion of the principal balance hereof then outstanding hereunder.  If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.  This Note shall be due and payable as follows:

Monthly payments of interest (computed on the average unpaid principal balance outstanding during that month) and fees shall be payable on or before the first day of each calendar month following the interest calculation month with the final interest payment payable on the Maturity Date, commencing on AUGUST 31, 2009 and continuing until JANUARY 31, 2013; and

Principal of this Note shall be due and payable in monthly installments of the Monthly Step Down, payable on the last day of each calendar month, beginning DECEMBER 31, 2009, and continuing regularly thereafter until JANUARY 31, 2013, when the entire balance of principal and accrued and unpaid interest shall be due and payable.

Subject to the terms and conditions in the Loan Agreement, Debtor may borrow, repay and reborrow loans on a revolving basis at any time and from time to time, up to a maximum principal aggregate amount outstanding at any one time equal to the lesser of (i) the amount of the Borrowing Base existing at such time, or (ii) the Revolving Credit Facility (such maximum principal amount being referenced to herein as the “Lender Commitment Amount”).  Lender shall incur no liability for its refusal to advance funds based upon its reasonable determination that any conditions precedent to such further advances set forth in the Loan Agreement have not been satisfied.

Lender’s records of the amounts borrowed and accrued and unpaid interest thereon from time to time shall be conclusive proof thereof absent manifest error.

Monthly Step Down Payments.  Debtor and Lender hereby agree that the Monthly Step Down payments for the period beginning DECEMBER 31, 2010 and ending JUNE 30, 2011, shall be deferred and shall be due and payable on or before AUGUST 31, 2011, and shall bear interest at the Rate (as defined in the Note) until paid. Debtor’s failure to pay any Monthly Step Down payment in accordance with this Section shall be an Event of Default under Section 12(a) of the Agreement.

Overadvance.  Debtor acknowledges and agrees that an Overadance of FOUR HUNDRED THIRTY THREE THOUSAND SEVEN HUNDRED FORTY-SEVEN AND NO/100 DOLLARS ($433,747.00) has occurred as of DECEMBER 31, 2010. Debtor and Lender hereby agree that the payment of such Overadvance shall be deferred and any remaining portion of this Overadvance shall be due and payable on or before AUGUST 31, 2011 after giving consideration to the Debtor’s Borrowing Base as of that date. Notwithstanding anything in the Loan Documents to the contrary, such Overadvance shall bear interest at the Rate (as defined in the Note) until paid.  Such deferral of payment shall be a one-time limited deferral, and any other Overadvance shall be repaid as required by Section 2(c) of the Agreement.

Conditions Precedent.  The obligations of Lender under this Amendment shall be subject to the condition precedent that Debtor shall have executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request.

Payment of Fees and Expenses.  Debtor agrees to pay all reasonable fees of Lender in connection with the drafting and execution of this Amendment.

Ratifications.  Except as expressly modified and superseded by this Amendment, the Loan Documents are ratified and confirmed and continue in full force and effect.  The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender (including without limitation, the liens granted under the Deed of Trust) were intended to, do and continue to secure the full payment and performance of the Indebtedness.  Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future Collateral.  The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.

Representations, Warranties and Confirmations.  Debtor hereby represents and warrants to Lender that (a) this Amendment and any other Loan Documents to be delivered under this Amendment (if any) have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Amendment or any other Loan Document to be delivered under this Amendment, and (c) the execution, delivery and performance by Debtor of this Amendment and any other Loan Documents to be delivered under this Amendment do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

Release.  Each Obligor hereby acknowledges and agrees that there are no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against Lender or the terms and provisions of or the obligations of such Obligor under the Loan Documents and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, and that no Obligor has any right to seek affirmative relief or damages of any kind or nature from Lender.  To the extent any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights exist, each Obligor hereby waives, and hereby knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

Multiple Counterparts.  This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement.  Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

Reference to Agreement.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Agreement shall mean and refer to the Agreement as amended hereby.

Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

LENDER:		ADDRESS:

THERMO CREDIT, LLC		639 Loyola Avenue, Suite 2565
New Orleans, LA 70113

By:	/s/ Jack Eumont
Name:	Jack Eumont
Title:	Executive Vice President

DEBTOR:		ADDRESS:

TELETOUCH COMMUNICATIONS, INC.		5718 Airport Freeway

By:	/s/ Thomas A. Hyde, Jr.	Fort Worth, TX 76117
Name:	Thomas A. Hyde, Jr.
Title:	President and Chief Operating Officer

TELETOUCH LICENSES, INC.		5718 Airport Freeway

By:	/s/ Thomas A. Hyde, Jr.	Fort Worth, TX 76117
Name:	Thomas A. Hyde, Jr.
Title:	President

PROGRESSIVE CONCEPTS, INC.		5718 Airport Freeway

By:	/s/ Thomas A. Hyde, Jr.	Fort Worth, TX 76117
Name:	Thomas A. Hyde, Jr.
Title:	President and Chief Executive Officer